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                                                                  Exhibit 10 (i)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 10 to the Registration Statement No. 33-85442 of New England Variable Annuity Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 4, 2000 and April 26, 2000, respectively, appearing in the Statements of Additional Information, which are part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statements of Additional Information.



Deloitte & Touche LLP
Boston, Massachusetts
April 26, 2000